OLSHAN GRUNDMAN FROME & ROSENZWEIG
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200



                                                                  April 5, 1995







Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

         Re:  Uniforce Temporary Personnel, Inc.
              REGISTRATION STATEMENT ON FORM S-8
              ----------------------------------

Gentlemen:

         Reference is made to the Registration Statement on Form S-8 dated April 5, 1995 (the "Registration Statement"), filed with the Securities and Exchange Commission by Uniforce Temporary Personnel, Inc., a New York corporation (the "Company"). The Registration Statement relates to an aggregate of 300,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"). The Shares will be issued and sold by the Company in accordance with the Company's 1991 Stock Option Plan (the "Plan") and its Directors' Stock Option Plan (the "Directors' Plan").

         We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Plan, the Directors' Plan, a Prospectus relating to the resale of Common Stock underlying options held by affiliates of the Company (the "Prospectus"), and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such


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OLSHAN GRUNDMAN FROME & ROSENZWEIG


Securities and Exchange Commission
April 5, 1995
Page -2-




examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plan and the Directors' Plan, will be duly and validly issued, fully paid and non-assessable.

         We consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus.


                                       Very truly yours,

                                       /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG
                                           ----------------------------------
                                       OLSHAN GRUNDMAN FROME & ROSENZWEIG